Exhibit 11


                                   KSW, INC.
                       Statement Regarding Computation of
                     Net Earnings (Loss) per Share Earnings


                                                  Six Months      Six Months      Three Months    Three Months
                                                  Ended 6/30/99   Ended 6/30/98   Ended 6/30/99   Ended 6/30/98

        Net Earnings/(Loss)                         $93,000       $(656,000)        $6,000        $(325,000)
                                                   =========       =========     ===========      ==========
        Earnings/(Loss) per Share - Primary
        Weighted Average Shares outstanding
          during the period                       5,468,644       5,458,366      5,468,644        5,458,366
                                                  =========       =========      ===========     ===========
        Earnings/(Loss) per Common Share
        Primary                                        $.02           ($.12)          ($.0)           ($.06)
                                                  =========       ==========     ===========     ===========
        Earnings/(Loss) per Share - Diluted
        Weighted Average Shares outstanding
          during the period                       5,468,644       5,458,366      5,468,644        5,458,366

        Common and Common Stock equivalent
          shares using the treasury stock method          0         283,182              0          242,912
                                                  -----------    -------------  --------------   ------------

        Total Shares Outstanding for purposes
          of calculating diluted earnings/(loss)  5,468,644       5,741,548      5,468,644        5,701,278
                                                  =========       =========      =========        ==========

        Earnings/(Loss) per Common and                 $.02           ($.11)             0            ($.06)
          Common Equivalent Share - Diluted       =========       =========      =========        ==========